Exhibit 10.1

Execution Version

TAX RECEIVABLE AGREEMENT AMENDMENT

This TAX RECEIVABLE AGREEMENT AMENDMENT (this “Amendment”) is entered into as of November 29, 2022, by and among Shoals Technologies Group, Inc., a Delaware corporation (the “Corporation,” and together with any other members of the U.S. federal income tax affiliated group filing a consolidated federal income tax return with the Corporation, the “Corporate Group”), Shoals Parent LLC, a Delaware limited liability company (the “Company”), Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P., a Delaware limited partnership (the “Agent”), and the TRA Holders listed on the signatures hereto (collectively, the “TRA Holders,” and together with the Corporation, the Company and the Agent, the “Parties”).

RECITALS

WHEREAS, the Parties previously entered into the Tax Receivable Agreement, dated as of January 29, 2021 (together with the exhibits and schedules thereto, as amended, the “TRA”) and the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 29, 2021 (the “LLC Agreement”);

WHEREAS, the TRA Holders desire to grant the Corporation an option to terminate the TRA and release the Corporation and the Company from all obligations thereunder in exchange for a cash payment, as specified in this Amendment; and

WHEREAS, the Board, including the independent directors of the Board, has reviewed this Amendment and determined that it is in the best interests of the Corporation and its stockholders to enter into this Amendment and to perform its obligations contemplated hereunder in accordance with the terms hereof and to cause the amendment of the TRA as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

1.    Definitions; References. Unless otherwise specified herein, each capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the TRA. This Amendment is effective and binding upon each of the parties to the TRA. To the extent there is a conflict or inconsistency between the terms of this Amendment and the terms of the TRA (in each case, prior to giving effect to this Amendment), this Amendment shall control and shall constitute an amendment of the TRA to the extent of such conflict.

2.    Amendment of TRA.

(a)    Effective as of the date of this Amendment, Article I of the TRA is hereby amended by inserting the following definitions in alphabetical order:

““Aggregate Early Termination Payment” means $58,000,000.”

““Amendment” means the Tax Receivable Agreement Amendment, dated as of November 29, 2022, by and among the Corporation, the Company, the TRA Holders and the Agent.”

(b)    Effective as of the date of this Amendment, the TRA is hereby amended by deleting Section 4.1 of the TRA in its entirety and inserting a new Section 4.1 as set forth below:

“Section 4.1 Early Termination by the Corporation. With the written approval of a majority of its independent directors and the Agent, the Corporation may terminate this Agreement at any time by paying to each TRA Holder the Early Termination Payment due to such TRA Holder pursuant to Section 4.5, provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payments by the TRA Holders (such termination, an “Early Termination”). Upon payment of the Early Termination Payments by the Corporation, the Corporation shall not have any further payment obligations under this Agreement.”

(c)    Effective as of the date of this Amendment, the TRA is hereby amended by deleting Section 4.4 of the TRA in its entirety and inserting a new Section 4.4 as set forth below:

“Section 4.4 Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.1 above, the Corporation shall deliver to the Agent notice of such intention to exercise such right (such notice, the “Early Termination Notice” and the date such Early Termination Notice is delivered to the Agent, the “Early Termination Effective Date”).”

(d)    Effective as of the date of this Amendment, the TRA is hereby amended by deleting Section 4.5 of the TRA in its entirety and inserting a new Section 4.5 as set forth below:

“(a) Within three (3) Business Days after the Early Termination Effective Date, the Corporation shall pay to each TRA Holder its Early Termination Payment. Each such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by each TRA Holder, or as otherwise agreed by the Corporation and such TRA Holder.

(b) The “Early Termination Payment” shall equal, with respect to each TRA Holder, an amount equal to the result of: (1) the Aggregate Early Termination Payment multiplied by (2) the percentage set forth opposite such TRA Holder’s name on Exhibit A.”

3.    Termination. Effective upon receipt by the TRA Holders of the Early Termination Payments, the Parties agree that TRA shall be automatically terminated in its entirety without any further action required by any Party or party thereto, all rights and obligations of the parties thereunder shall be immediately extinguished and no Party shall have any further rights or obligations under the TRA other than the TRA Holders’ right to receive, and the Corporation’s obligation to pay, the Early Termination Payments as established pursuant to this Amendment. For the avoidance of doubt, upon the payment of the Early Termination Payments to the TRA Holders by the Corporation, the TRA shall be considered terminated for purposes of Section 4.01 of the LLC Agreement.

4.    Releases.

(a)    Notwithstanding anything in the TRA or LLC Agreement to the contrary (including Section 4.1 of the TRA): each TRA Holder, on behalf of itself and its controlled Affiliates and their respective successors and assigns, hereby (i) agrees that the payment of the Early Termination Payment due to such TRA Holder under Section 4.5 of the TRA, as amended by this Amendment, shall constitute the full satisfaction of any and all amounts or other payment obligations to which such TRA Holder was, is or would be entitled under the TRA, and the Corporation and the Company shall be automatically released from any other obligation to make payments to such TRA Holder pursuant to the TRA and (ii) irrevocably waives, acquits, remises, discharges and forever releases each of the Corporation, the Company, the Agent, each of their respective Affiliates, and their respective successors, equityholders, directors, managers, officers and employees (collectively, the “Corporation Released Parties”) from and against (x) all liabilities and obligations of any kind or nature whatsoever arising with respect to the TRA or this Amendment, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any applicable law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity, and each signatory hereto, on behalf of itself and its controlled Affiliates and their respective successors and assigns, further covenants that it shall not institute or participate in any administrative proceeding, suit or action, at law or in equity, against any Corporation Released Party by reason of any claim released in this Section 4 and (y) any claims with respect to, in connection with, or arising out of, the calculation, determination or amount of the Early Termination Payment or any other amount paid or payable under the TRA prior to the date of this Amendment (including any amounts previously due and payable but unpaid as of the date of this Amendment and any amounts due for any Taxable Year ending prior to, with or including the Early Termination Date), in each case, except for such TRA Holder’s right to receive the Early Termination Payment as established pursuant to this Amendment and such TRA Holder’s other rights under this Amendment. It is understood and agreed that the Corporation Released Parties may plead and invoke the releases provided in this Amendment as a defense to any claims released in this Section 4 brought by a signatory hereto.

(b)    Notwithstanding anything in the TRA or LLC Agreement to the contrary (including Section 4.1 of the TRA): each of the Corporation, the Company and the Agent, on behalf of itself and its controlled Affiliates and their respective successors and assigns, hereby irrevocably waives, acquits, remises, discharges and forever releases each of the TRA Holders, each of their respective Affiliates, and their respective successors, equityholders, directors, managers, officers and employees (collectively, the “TRA Holder Released Parties”) from and against all liabilities and obligations of any kind or nature whatsoever arising with respect to the TRA or this Amendment, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any applicable law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity, and each signatory hereto, on behalf of itself and its controlled Affiliates and their respective successors and assigns, further covenants that it shall not institute or participate in any administrative proceeding, suit or action, at law or in equity, against any TRA Holder Released Party by reason of any claim released in this Section 4, in each case, except for such releasing Party’s rights under this Amendment. It is understood and agreed that the TRA Holder Released Parties may plead and invoke the releases provided in this Amendment as a defense to any claims released in this Section 4 brought by a signatory hereto.

5.    Amendment Termination. This Amendment shall terminate and shall be null and void ab initio and of no force or effect in its entirety if the Corporation does not deliver to the Agent the Early Termination Notice on or before December 31, 2022. In the event of a termination of this Amendment pursuant to this Section 5, the TRA shall remain in full force and effect in accordance with its terms (without giving effect to any provisions of this Amendment including, including without limitation, Sections 2, 3 and 4 hereof); provided that Section 6 shall survive any termination of this Amendment.

6.    Reimbursement of Expenses. As an inducement to the Agent to enter into this Amendment, the Corporation shall reimburse the Agent for the reasonable and documented out-of-pocket legal expenses actually incurred by the Agent in connection with this Amendment in an amount not to exceed $100,000 concurrently with the payment of the Early Termination Payment and as a condition to the termination of the TRA in connection therewith.

7.    Representations and Warranties of the Parties. Each of the Parties represents and warrants to the other Parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

(a)    Authorization of Transaction. Such Party has all requisite power and authority (corporate or otherwise) to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by such Party of this Amendment and the performance by such Party of this Amendment and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Party. This Amendment has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

(b)    Non-contravention. Neither the execution and delivery by such Party of this Amendment, nor the consummation by such Party of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of such Party, (ii) require on the part of such Party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Party or any of its properties or assets.

(c)    No Additional Representations. Such Party acknowledges that no Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Corporation furnished or made available to such Party and its representatives in connection with entering into this Amendment except as expressly set forth in this Amendment or the TRA.

8.    Further Assurances. Each Party agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonably judgment of the Corporation and the Agent, may be necessary, advisable or appropriate to carry out the intent and purposes of this Amendment. All such acts and things shall be done at the expense of the requesting Party.

9.    Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 9). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the person to receive such notice:

If to the Corporation or to the Company:

Shoals Technologies Group, Inc.

1400 Shoals Way

Portland, TN 37148

Attention: Jason Whitaker; Mehgan Peetz

E-mail: [###], [###]

with a copy (which shall not constitute notice to the Corporation or the Company) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:   Joshua N. Korff, P.C. and Michael Kim, P.C.

E-mail:       [###], [###]

If to the Agent:

Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P.

c/o Oaktree Capital Management, L.P.

11611 San Vicente Blvd, Suite 700

Los Angeles, CA 90049

Attention:   Frank Cannova

E-mail:       [###], [###]

with a copy (which shall not constitute notice to the Agent) to:

Latham & Watkins LLP

355 S Grand Avenue

Los Angeles, CA 90071

Attention:   Tana Ryan

E-mail:       [###], [###]

With a further copy (which shall not constitute notice to the Agent) for the benefit of certain TRA Holders:

Bass Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Attention: David Cox

Email: [###], [###]

Any person may change its address or e-mail address by giving each of the other Parties written notice thereof in the manner set forth above.

10.    Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission (including via DocuSign) shall be as effective as delivery of a manually signed counterpart of this Amendment.

11.    Entire Agreement; No Third-Party Beneficiaries. This Amendment and the TRA constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Amendment shall be binding upon and inure solely to the benefit of each Party and each of the parties to the TRA and their respective successors and permitted assigns, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

12.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

13.    Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

14.    Assignments; Amendments; Successors; No Waiver.

(a)    Assignment. No Person may assign, sell, pledge, or otherwise alienate or transfer any of its interest in this Amendment, including the right to receive payments as contemplated by this Amendment, to any Person without the prior written consent of the Corporation and without such Person executing and delivering a joinder in a form reasonable acceptable to each of the Parties agreeing to succeed to such payment and agreeing to succeed to the applicable portion of such TRA holder’s interest in this Amendment and to become a Party for all purposes of this Amendment.

(b)    Amendments. No provision of this Amendment may be amended unless such amendment is approved in writing by each of the Board (or any Person(s) to whom the Board has delegated such authority) and the Parties.

(c)    Successors. Except as provided in Section 14(a), all of the terms and provisions of this Amendment shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Amendment in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(d)    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Amendment, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. No provision of this Amendment may be waived unless such waiver is in writing and signed by the person against whom the waiver is to be effective.

15.    Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

16.    Resolution of Disputes; Interpretation. Notwithstanding any termination of the TRA, all disputes arising under this Amendment shall be deemed to arise under the TRA and shall be resolved in accordance with Section 7.9, 7.10 and 7.11 of the TRA, mutatis mutandis. Each of Sections 1.2, 7.9, 7.10 and 7.11 of the TRA is hereby incorporated by this reference and made part of this Amendment, mutatis mutandis (it being understood that no termination of the TRA shall affect the incorporation of such provisions into this Amendment).

17.    Independent Nature of Rights and Obligations. The rights and obligations of the each Party hereunder are several and not joint with the rights and obligations of any other Person. A Party shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a Party have the right to enforce the rights or obligations of any other Person hereunder (other than the Corporation). Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Party pursuant hereto or thereto, shall be deemed to constitute the Parties acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Parties are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby.

18.    Tax Matters. To the maximum extent permitted by applicable law, for federal and state income tax purposes, the parties shall treat and report the receipt of the Early Termination Payment as (i) with respect to the Reorganization TRA Holders, additional consideration received by such TRA Holders from the Corporation in respect of their interests in the Corporation or otherwise in consideration for the exchange of a capital asset, and (ii) with respect to the Exchange TRA Holders, as additional consideration received by such TRA Holders from the Corporation in respect of their equity interests in the Company previously transferred to the Corporation. Promptly following receipt by the Agent of the Early Termination Notice and prior to a TRA Holder’s receipt of its Early Termination Payment each TRA Holder shall provide to the Corporation a validly executed IRS Form W-9.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

CORPORATION

SHOALS TECHNOLOGIES GROUP, INC.

By:	/s/ Dominic Bardos
Name:	Dominic Bardos
Title:	Chief Financial Officer

COMPANY

SHOALS PARENT LLC

By:	/s/ Dominic Bardos
Name:	Dominic Bardos
Title:	Chief Financial Officer

[Signature Page – Tax Receivable Agreement Amendment]

AGENT

OAKTREE POWER OPPORTUNITIES FUND IV (DELAWARE) HOLDINGS, L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Frank Cannova
Name:	Frank Cannova
Title:	Authorized Signatory

By:	/s/ Nick Papadakis
Name:	Nick Papadakis
Title:	Authorized Signatory

[Signature Page – Tax Receivable Agreement Amendment]

TRA HOLDERS

/s/ Dean Solon
Dean Solon

SOLON HOLDCO I, LLC

By:	/s/ Dean Solon
Name:	Dean Solon
Title:	Manager

SOLON HOLDCO II, LLC

By:	/s/ Dean Solon
Name:	Dean Solon
Title:	Manager

[Signature Page – Tax Receivable Agreement Amendment]

TRA HOLDERS

OAKTREE POWER OPPORTUNITIES FUND IV (DELAWARE) HOLDINGS, L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Frank Cannova
Name:	Frank Cannova
Title:	Authorized Signatory

By:	/s/ Nick Papadakis
Name:	Nick Papadakis
Title:	Authorized Signatory

[Signature Page – Tax Receivable Agreement Amendment]